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                                                                    Exhibit 10-p

                                COMMERCIAL LEASE

         THIS LEASE dated this 28th DAY OF SEPTEMBER, 1995, is entered into by and between DRAPER PARK NORTH, L.C., a Utah Limited Liability Company ("Landlord"), and ADVANTA FINANCIAL CORP., a Utah corporation ("Tenant").

1. PREMISES.

         (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the terms and conditions herein, to each and all of which Landlord and Tenant hereby mutually agree, those certain Occupied and Unoccupied premises (collectively "Premises", unless otherwise specifically noted), highlighted on Exhibit A attached hereto, which include APPROXIMATELY 35,000 RENTABLE SQUARE FEET OF OCCUPIED PREMISES (the exact square footage and load factor shall be determined by final space plan; said square footage shall not be less than 35,000 square feet). The location of the Premises is commonly known as: 11850 Election Dr., Draper, UT 84020.

         (b) Tenant shall also have the right herein to lease AN ADDITIONAL APPROXIMATE 15,000 SQUARE FEET OF "UNOCCUPIED PREMISES" as more specifically outlined in Article 4(a)(ii) herein. Finally, Tenant shall have a "Right of First Refusal" to further add to the Premises and Unoccupied Premises identified in this Lease, provided that such Right of First Refusal applies only to vacant and unrented space in the same building as the Premises and further provided that Tenant execute within five (5) business days, of written notice from Landlord, a lease for the additional space containing the same terms and conditions which have been agreed to by the prospective tenant other than Tenant (Advanta).

         (c) For purposes of this Lease, the Premises shall be measured in accordance with the Building Owners and Management Association (BOMA) Method, American National Standard (ANSI Z65.1-1980, reaffirmed 1989) of floor measurement. Landlord shall provide, upon Tenant's request, the calculations which show how the Total Rentable Area of the Building and Rentable and Useable Area of the Premises were derived.

         (d) In addition, the Premises shall include the appurtenant right to use, in common with others, the site, parking and landscaped areas. Landlord shall provide Tenant 6 NON-RESERVED PARKING STALLS PER 1,000 RENTABLE SQ. FT. OF OCCUPIED PREMISES (approximately 210 non-reserved parking stalls at the Commencement Date of this Lease) in the adjacent parking lots of the Premises; one (1) of the above parking stalls to be reserved stalls per each 4,500 square feet of Occupied Premises designated by Tenant.

         (e) Acceptance of Premises. Unless otherwise notified by Tenant within thirty (30) days of taking possession, by entry hereunder Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. Tenant shall at the end of the term and any extension herein surrender to Landlord the Premises and all alterations, additions and improvements thereto in the same condition as when received; ordinary wear and tear, damage by fire, earthquake, or act of God excepted. Landlord has no liability and has made no representation to alter, improve, repair, or paint the Premises or any part thereof, except as specified in Article 2(c) & 6 herein.
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         (f) Landlord understands and agrees that Tenant intends to be open for regular business during the hours of 6:00 a.m. to 7:00 p.m. Monday through Saturday. In addition, Tenant shall have 24-hour access to the Premises.

2. TERM, OPTION, TENANT IMPROVEMENTS.

         (a) Initial Term. The Lease term shall be five (5) years and shall commence FEBRUARY 15, 1996 ("Commencement Date"). In order to allow Tenant's possession by the Commencement Date, the Premises shall be ready by FEBRUARY 1, 1996, for systems and furniture installation by Tenant. In the event that the Premises is not ready for systems and furniture installation by February 1, 1996, Landlord shall provide one (1) day of free Base Rent for each day the Premises are not ready, provided that Landlord, its agents or employees, is solely or substantially the cause of such delay. However, if Landlord fails to deliver possession within thirty (30) days of the Commencement Date, Tenant shall have the right to terminate this Lease without any further liability to Landlord or Tenant, in which event Landlord shall refund to Tenant within sixty
(60) days any advanced Rents and Security Deposit paid by Tenant.

         (b) Option. Provided that Tenant is not in default under this Lease, within one-hundred eighty (180) days of expiration of this Lease or any extension period herein and by written notice to Landlord, Tenant shall have the right to renew this Lease for three (3) additional periods of two (2) years each. Tenant shall possess the Premises during the option period upon the same terms and conditions of this Lease, except that Base Rent under Article 4(a) herein will be adjusted for the option period(s) by the proportionate increase in the Consumer Price Index (CPI), using the Commencement Date of this Lease as the base period. Base Rent during any option period(s) shall never decrease, even if the CPI decreases.

         (c) Tenant Improvements, Space Planning and Moving Allowance. At execution of this Lease, Landlord shall commence the building design, construction and installation of agreed-upon Tenant Improvements requested by Tenant ("Tenant Improvements"). Landlord shall provide Tenant $21.00 PER RENTABLE SQUARE FOOT OF OCCUPIED PREMISES (approximately $735,000) for Tenant Improvements, regardless of the actual costs thereof. It is understood and agreed that Tenant is solely responsible for any costs of Tenant Improvements above $21.00 per rentable sq. ft. of Occupied Premises. Any unexpended Tenant Improvements allowance shall be refunded to Tenant on a prorata basis over the Lease term. Tenant shall have the right to review and approve the bids for Tenant Improvements. The Tenant Improvements shall include all improvements to the Premises, but exclude, at no cost to Tenant, those items specifically the responsibility of Landlord as identified in the Base Building Improvements, incorporated herein and attached hereto as Exhibit B. LANDLORD SHALL FURTHER PROVIDE TENANT $1.50 PER RENTABLE SQ. FT OF OCCUPIED PREMISES FOR MOVING ALLOWANCE UPON TENANT'S TAKING OCCUPANCY, REGARDLESS OF TENANT'S ACTUAL COST, WHICH SHALL BE PAID TO TENANT WITHIN SIXTY (60) DAYS OF THE COMMENCEMENT DATE.

         (d) Substantial Completion of Tenant Improvements. The Premises shall be deemed complete upon substantial completion. "Substantial Completion" shall mean when (i) installation of Tenant Improvements has occurred to Tenant's reasonable satisfaction, (ii) building services are accessible to the Premises,
(iii) Landlord's Architect/Contractor shall have issued a Certificate of Substantial Completion with respect to Premises or that portion of the Building

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within which they are contained, whether or not Substantial Completion of the building itself shall has occurred, and (iv) issuance of a Certificate of Occupancy. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete non-substantial "punchlist" work. Landlord shall use its best efforts to advise Tenant of Substantial Completion at least 30 days prior to such date, but failure to give such notice shall not constitute a default by Landlord.

3. NON-OCCUPANCY OF IMPROVED SPACE.

         In the event Tenant does not occupy the Premises and fails to pay Rents as required in Article 4 of this Lease, all reasonable and verifiable Tenant Improvements become due and payable upon invoicing by Landlord. Further, such invoicing by Landlord does not waive any other rights or remedies Landlord may have against Tenant for failure to occupy.

4. RENT.

         (a) Base Rent.

                  (i) BASE RENT FOR OCCUPIED PREMISES. Base Rent for Occupied Premises shall be approximately $2,546,250.00, ($14.55 PER SQ. FT. X 35,000 RENTABLE SQ. FT. AND BASE RENT OF OCCUPIED PREMISES SHALL BE DETERMINED BY THE FINAL SPACE PLAN), payable as follows: $42,437.50 PER MONTH payable in advance each month on or before the 1st day of each month during the duration of the Lease, with the first such monthly rental payments being due upon the execution of the Lease. Base Rent for Occupied Premises includes $3.30 per sq. ft. for Operating Expenses as more specifically defined in Article 7 herein.

                  (ii) BASE RENT FOR UNOCCUPIED PREMISES. Further, in order to accommodate Tenant's potential need for additional space, Tenant shall have the option to rent an additional 15,000 square feet of space upon payment of the Base Rent for Option Premises. Base Rent for Unoccupied Premises shall be APPROXIMATELY $553,500.00, $661,500.00, ($7.38 PER SQ. FT. X 15,000 UNOCCUPIED SQ. FT. APPROXIMATELY; THE EXACT SQ. FT. AND BASE RENT SHALL BE DETERMINED BY THE FINAL SPACE PLAN), payable as follows: $9,225 PER MONTH payable in advance each month on or before the 1st day of each month during the duration of the Lease, with the FIRST month rental payment being due upon execution of the Lease, subject to the following:

                           1. Tenant shall receive a discount of fifty percent
                  (50%) of the Base Rent for Unoccupied Premises only for months 2 - 5 of the Lease.

                           2. Base Rent for Unoccupied Premises includes $1.86
                  per sq. ft. for Operating Expenses as more specifically defined in Article 7 herein, which amount includes a mutually-agreed reduction to Tenant for anticipated Operating Expenses not applicable to such Unoccupied Premises.

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                           3. Tenant may terminate its option rights for
                  additional Premises herein by providing 120 days written notice to Landlord, following which Tenant's obligation to pay further Base Rent of Unoccupied Premises shall cease herein.

                           4. Upon exercising Tenant's option herein, Tenant may
                  possess the Unoccupied Premises pursuant to the same terms and conditions of the Lease (i.e.; Tenant Improvements, Moving Allowance, Base Rent for Occupied Premises, 6 non-reserved parking stalls per 1,000 rentable sq. ft. of Occupied Premises, etc.) in proportion to the balance of time remaining on the initial term of the Lease.

                  (iii) Any partial months shall be prorated accordingly. All Base Rent for Occupied Premises, Base Rent for Unoccupied Premises, and Additional Rent (collectively "Rents") shall be paid as follows, unless otherwise directed in writing: Draper Park North, L.C.; Attn: Scott Waldron; 5200 South Main; Murray, UT 84107

         (b) Additional Rent. All obligations payable by Tenant under this Lease other than Base Rent are called "Additional Rent". Unless otherwise provided, Additional Rent shall be paid with the next monthly installment of Base Rent upon invoicing from Landlord.

         (c) Interest, Late Charges, Costs and Attorneys' Fees. If Tenant fails to pay within ten (10) days of the date due any Rents which Tenant is obligated to pay under this Lease, the unpaid amount shall bear interest at ten (10%) percent per annum. Tenant acknowledges that any late payments of Rents shall cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation administrative, collection and accounting costs, the exact amount of which is difficult to ascertain. Therefore, in addition to interest, any payments not received by Landlord within ten (10) days from the date it is due, Tenant shall also pay Landlord a late charge equal to five (5%) percent of the late Rents. Further, as Additional Rent, Tenant shall be liable to Landlord for litigation or other enforcement proceeding costs and attorneys' fees actually and reasonably incurred as a result of late payments or non-payments. Acceptance of any interest, late charge, costs or attorneys' fees shall not constitute a waiver of any default by Tenant nor prevent Landlord from exercising any other rights or remedies under this Lease or at law.

5. USE.

         (a) The Premises shall be used for banking (including but not limited to retail banking), general office and warehouse, assembly, equipment, testing and development, and distribution purposes and no other, unless consented to in writing by Landlord, which consent will not be unreasonably withheld. Tenant shall not do or permit to be done in or about the Premises anything which is prohibited by or in any way in conflict with (in the case of hazardous materials, Tenant shall notify Landlord of any such materials and shall ensure that any such hazardous material is property controlled, safeguarded, and disposed of) any and all laws, statutes, ordinances, rules and regulations now in force or which may hereafter be enacted or

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promulgated or which is prohibited by the standard form of fire insurance policy, or which will increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way violate Rules or Regulations reasonably promulgated by Landlord throughout this Lease, obstruct or interfere with the rights of other tenants, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance, in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

         Landlord agrees to disclose to Tenant, or Tenant's agent, any information known by Landlord regarding the condition of the Premises, including but not limited to, relevant soil conditions, presence of hazardous or contaminated substances, PCB transformers, or other toxic substances.

         (b) Tenant shall not use the name of the Building in which the Premises are located, in connection with any business carried on in said Premises (except as Tenant's address) without written consent of Landlord.

         (c) Tenant shall not manufacture, assemble or store materials inside the common areas outside of Building.

6.       LANDLORD'S SERVICES.

         Landlord, at its sole expense, is only responsible to maintain the roof and structural elements of the Premises, including the party wall. All other repairs, maintenance, insurance, taxes and property management for the Premises, the building(s) and common areas shall be provided by Landlord and be the responsibility of Landlord, but shall be reimbursed by Tenant through payment of Operating Expenses as more fully outlined in Article 7 herein.

7. OPERATING EXPENSES - REPAIRS, MAINTENANCE, INSURANCE, TAXES AND PROPERTY MANAGEMENT (EXCLUDES ELECTRIC AND GAS).

         Since the Premises is part of a larger building or group of buildings having common expenses and needs, Tenant agrees to pay for Operating Expenses as part of Base Rent $3.30 per rentable square foot per year for Occupied Premises and $1.86 per rentable square foot per year for Unoccupied Premises. Further, Tenant agrees to pay as Base Rent any allowed Operating Expenses Escalation as more specifically defined herein, subject to the Cap as provided for in Article 7(b)(iv) herein. For purposes of this Lease, the following definitions, terms and conditions apply:

         (a) Definitions.

                  "Operating Expenses" - Operating Expenses include the expenses for all reasonable and necessary repairs, maintenance, insurance, taxes and property

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*management for the operation and management of the Premises and the building(s)
and common areas of Draper Park North, L.C. For purposes of this Lease, Operating Expenses specifically excludes electric and gas expenses which are the sole responsibility and cost of the Tenant.

         "Operating Expenses Escalation" - Operating Expenses Escalation allows the Landlord to recover increases, subject to the Cap as explained herein, in Operating Expenses (attributable to the Premises, the building(s) and common areas of Draper Park North, L.C.) by increasing prorata the rate (i.e., $3.30 per sq. ft for Occupied Premises and $1,86 per sq. ft. for Unoccupied Premises) for Operating Expenses. Operating Expenses Escalation is the difference between Tenant's prorata share of the Operating Expenses for the Base Year and Tenant's prorata share of Operating Expenses for the calendar year in question. Operating Expenses Escalation does not include Real Estate Taxes.

         "Real Estate Taxes" means real estate taxes levied or assessed against the Premises, building(s) and common areas as finally determined to be legally payable by legal proceedings or otherwise after taking into account any available discount, excluding any interest or penalty for late payment and any transfer, sales, use, or rent taxes. "Special Assessments" may be included with Real Estate Taxes to the extent that the Special Assessment benefits all tenants of a building(s) equally in proportion to each tenant's rentable sq. ft in the building(s); however, excluding any special assessment incurred or paid by Landlord in lieu of a capital expenditure.

         "Real Estate Taxes Escalation" - Real Estate Taxes Escalation allows the Landlord to recover increases in Real Estate Taxes (attributable to the Premises, the building(s) and common areas of the Draper Park North, L.C.) by passing through a prorata share of such tax increases.

         "Prorata Share" - Operating Expenses Escalation and Real Estate Taxes Escalation shall be calculated to establish a Prorata Share for each tenant of Draper Park North, L.C. by dividing the sq. ft. of each tenant's Premises by the total rentable sq. ft. of all tenants' Premises.

(b)      Operating Expenses Escalation.

         (i) Operating Expenses Escalation is intended to assure that Tenant pays for Tenant's share of all inflationary-type increases in the costs of operating and maintaining the Premises, building(s) and common areas over the costs of the Base Year (as hereinafter defined). For purposes of Operating Expenses Escalation, "Base Year" means calendar year 1996. In addition to the Base Rent, Tenant shall pay the Operating Expenses Escalation (beginning January 1997 as more fully described herein).

                  In Landlord's and Tenant's mutual and reasonable discretion, Operating Expenses for the Base Year shall be adjusted, as necessary, to a level of 95% occupied

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Landlord's building(s) in Draper Park North at cost levels for an entire year.
This adjustment shall include: (a) when building systems are under warranty during the Base Year, an adjustment for the cost of service contracts and other expenses that would have been incurred in the absence of such warranties; (b) an adjustment for all other expenses that are not incurred if the Building is new and start-up discounts or similar savings have been achieved; and (c) adjustments for all other atypical costs that occur or do not occur during the Base Year other than those costs which would occur in the Base Year in the ordinary course of business. The purpose of these adjustments is to include in the Operating Expenses for the Base Year all reasonable cost components that occur or are likely to occur in later years.

                  If at any time during the Lease Term, less than 95% of the rentable sq. ft. of the building(s) is occupied by tenants, the Operating Expenses for such calendar year shall be reasonably determined to be an amount equal to the expenses that would normally be expected to be incurred if such occupancy had been 95% of the total rentable sq. ft. of the building(s). The only expenses which shall be adjusted in this manner shall be variable expenses, otherwise includable as Operating Expenses, where the amount is directly related to the level of occupancy or square foot area receiving a particular service.

                  If a new category of Operating Expenses is incurred after the Base Year, the first full year's expense for such items shall be added to the Operating Costs for the Base Year commencing with the first full calendar year that such expense is incurred, so that Tenant shall only be required to pay subsequent increases in such expense. The expense incurred for such items during the first year shall be subject to the adjustments described in the immediately preceding paragraphs of this sub-section.

                  For the first full calendar year following the Base Year, the Operating Expenses Escalation shall be billed as a one-time charge at the close of the year and shall be paid by Tenant within sixty (60) days after receipt of the bill. For the second full calendar year following the Base Year, and all subsequent full or partial calendar years during the Lease, Tenant shall pay Landlord each month, on account as Base Rent, an amount equal to one twelfth (1/12) of the prior year's Operating Expenses Escalation, less any non-recurring expenses (hereinafter "Operating Expenses Escalation Paid on Account").

                  Landlord shall provide Tenant with a bill for the Operating Expenses Escalation after the close of each calendar year. Tenant shall, within thirty (30) days of the Tenant's receipt of such bill, pay Landlord the difference between the Operating Expenses Escalation Paid On Account and the final amount due as set forth in such bill. If for any calendar year the Operating Expenses Escalation Paid on Account exceeds the actual Operating Expenses Escalation, the excess shall be treated as a prepayment of the next due installment of Base Rent and Operating Expenses Escalation Paid on Account.

         (ii) Operating Expenses shall be limited to the following reasonable and

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necessary expenses which are paid or incurred (as permitted pursuant to generally accepted accounting principals, consistently applied) for operating and maintaining the Premises, the building(s) and common areas:

                  (1) Cleaning Expenses - All expenses for routine cleaning, including public areas, atriums, elevators, rest rooms and windows. Cleaning expenses shall include, but not be limited to maintenance of cleaning equipment, supplies, contract service and trash removal. Because of Tenant's banking operations, Tenant shall have the right to select the cleaning agent/personnel required hereunder, which cleaning agent/personnel may need to be bonded. Tenant shall pay as additional rent the additional costs of having a bonded cleaning agent/personnel.

                  (2) General - All expenses for general repair and maintenance, including contracted services, elevator, electrical, roof, plumbing, fire and life safety expenses, and other building maintenance supplies.

                  (3) Roads, Grounds and Security - Expenses related to exterior maintenance (e.g., landscaping, snow removal, parking lot repairs, site signage and lighting) and expenses for security.

                  (4) Heating, Ventilation and Air Conditioning - Heating, ventilation and air conditioning expenses for labor and supplies to operate and maintain air conditioning, heating and ventilating systems, including the cost of contracted services. No replacement costs for major components of the heating, ventilation or air conditioning systems or energy costs are included in this category.

                  (5) Insurance - All expenses for insurance of the Premises, building(s) and common areas.

                  (6) Salaries - All salaries, wages, medical, surgical, union and general welfare benefits (including group life insurance), and pension payments of persons employed by the Landlord, however, not above the level of property manager, to the extent such employees are directly engaged in the repair, operations and maintenance of the Premises, building(s) and common areas, together with payroll taxes, workers' compensation insurance premiums, uniforms and related expenses pertaining to such employees, to the extent such expenses are competitive and commercially reasonable.

                  (7) Management Fee - A management fee which in no event shall exceed three (3.0%) percent of the gross receipts from the building(s), as adjusted below. Management Fees for the Base Year and the Lease Term shall be computed as if the vacant areas of the building(s) were 95% rented at the Tenant's Base Rent, including reasonably anticipated amounts for escalations and other rents, without regard to rent abatements or other concessions, that would

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         have been collected had the building(s) been fully occupied. After the
         Base Year, management fees shall be computed by substituting the actual base rents, including reasonably anticipated amounts for escalations and other rents, without regard to rent abatements or other concessions of tenants, for so long as such other tenants occupy areas which were vacant during the Tenant's Base Year.

                  (8) Utilities - Expenses for utilities servicing the common areas, including electricity, gas fuel oil, stream, water, and storm water/sewer; however, a tenant's overtime use of such utilities shall not be considered part of the Operating Expenses, but rather shall be separately charged to the specific tenant incurring such overtime utilities. Further, for purposes of this Lease, Operating Expenses specifically excludes electric and gas expenses which are the sole responsibility and cost of the Tenant.

                  (9) Landlord Reasonable Diligence - Landlord shall exercise reasonable diligence, no later than twenty-four (24) hours after receiving actual notice of a problem, in providing services (repairs, maintenance, snow removal, etc.) under this Lease.

         (iii) Exclusions/Deductions. By way of illustration and not limitation, Operating Expenses shall not include, among other expenses or costs, any expenses or costs incurred or paid by Landlord for the following items:

                  (1) Capital expenditures, including any capital replacement, capital repair or capital improvement made to the Premises, building's and common areas and any other expense which would be deemed to be a capital expenditure under generally accepted accounting principles, consistently applied. Replacement of an item or of a major component of an item and major repairs to such items in lieu of replacement shall each be considered a capital expenditure if the original item or a subsequent improvement to such item was, or could have been, capitalized.

                  Capital expenditures of $1,000.00 or less may be included in Operating Expenses. For purposes of this clause, a group of expenditures related to the same capital project shall be considered a single expenditure.

                  (2) Depreciation or amortization of the building(s) or its contents or components;

                  (3) Expenses for the preparation of space or other work which Landlord performs for any tenant or prospective tenant of the building(s);

                  (4) Expenses for repairs or other work which is caused by fire, windstorm, casualty or any other incurable occurrence, including costs subject to Landlord's insurance deductible;

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                  (5) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion;

                  (6) Legal expenses incurred in enforcing the terms of any lease;

                  (7) Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Premises, building(s) and common areas;

                  (8) Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty, provided warranty is honored and is effective;

                  (9) The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more tenants of the building(s), other than Tenant, whether or not Landlord is reimbursed by such other tenant(s). This category shall include the actual cost of any special electrical, heating, ventilation or air conditioning required by any tenant that exceeds normal building standards;

                  (10) Accounting and legal fees relating to the ownership, construction, leasing, sale or any litigation relating to the Building, the Common Area Facilities or the Land;

                  (11) Any interest or penalty incurred due to the late payments of any Operating Expenses;

                  (12) Any amount paid to an entity or individual related to Landlord which exceeds the amount which would be paid for similar goods or services on an arm's-length basis between unrelated parties;

                  (13) The cost of correcting defects in the construction of the Premises, building(s) and common areas; repairs resulting from ordinary wear and tear shall not be deemed to be defects;

                  (14) The initial cost or the replacement cost of any permanent landscaping, or the regular landscaping maintenance for any property other than the Land;

                  (15) Costs of complying with any governmental laws, rules, regulations, or other requirements applicable to the Premises, building(s) and common areas;

                  (16) Any ground rent, air space rent or other rent incurred for the real

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         property that the Premises, building(s) and common areas sit upon;

                  (17) Any cost incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Materials, or asbestos containing materials from the Premises, building(s) and common areas, including any damages or future claims asserted against Landlord in connection with the same;

                  (18) Any personal property taxes of the Landlord for equipment or items not used directly in the operation or maintenance of the Premises, building(s) or common areas;

                  (19) Except for management fees, all expenditures pertaining to the administration of the Premises, building(s) and common areas, including payroll and payroll-related expenses associated with administrative and clerical personnel; general office expenditures; other administrative expenditures (including expenditures for travel, entertainment, dues, subscriptions, donations, data processing, errors and omissions insurance, automobile allowances, charitable contributions, political donations and professional fees of any kind) unless enumerated as Operating Expenses;

                  (20) Rentals and other related expenses, if any, incurred in leasing capital items;

                  (21) Any costs or expenses for sculpture, paintings, or other works of art, including, costs incurred with respect to the purchase, ownership, leasing, repair, and/or maintenance of such works of art;

                  (22) Contributions to reserves for Operating Expenses;

                  (23) The cost of overtime or other expense to Landlord in performing work expressly provided in this Lease to be borne at Landlord's expense;

                  (24) All expenses directly resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees;

                  (25) All bad debt loss, rent loss, or reserve for bad debt or rent loss;

                  (26) Any other cost or expense which, under generally accepted accounting principles consistently applied, would not be considered to be Operating Expenses; and

                  (27) Any additional costs incurred in order to operate or maintain the Premises, building(s) or common areas or costs directly incurred by the Landlord due to the nature of business conducted by any tenant(s) within the Building which would not customarily be incurred in an office building, including, however not limited to, retail or food service tenants.

         (iv) The Cap. Notwithstanding any provision of this Lease to the contrary, Tenant shall not be obligated to pay for any annual increases in Operating Expenses per rentable sq. ft. for the Premises greater than four (4%) percent per year, accumulative, of the Operating Expenses per rentable sq. ft. for the Premises for the immediately preceding calendar year (the "Cap"). Such increase, if any, shall be paid as Operating Expenses Escalation during each calendar year, after the Base Year ('96). As an example, if the Base Year ('96) adjusted Operating Expenses for Occupied rentable sq. ft., as calculated under subsection 7(b)(i) herein, was $3.50 per Occupied rentable sq. ft. (an increase of $.20 per sq. ft. from 1996 contracted rate for Occupied Premises), then the following could apply for the 1997 calendar year Operating Expenses Escalation provision:

Contracted Operating Expenses per Occupied Rentable sq. ft.              $ 3.30
          X 4.% Cap, Accumulative                                           .04
                                                                         ------
OPERATING EXPENSES ESCALATION ALLOWED FOR 1997                           $ .132

                  As indicated, only $.132 would be allowed per sq. ft. as Operating Expenses Escalation for Occupied Premises for the 1997 calendar year. The difference of $.068 (.20 - .132) per sq. ft. could not be recovered by Landlord in 1997 calendar year, but the Cap described herein is accumulative resulting in the $.068 difference potentially being recovered in later years of the Lease.

(c)      Real Estate Tax Escalation.

         (i) This real estate tax escalation provision requires Tenant to pay Tenant's Prorata Share of increases in Real Estate Taxes from that of the Base Tax Year. In addition to the Base Rent, Tenant shall pay the Real Estate Taxes Escalation.

         (ii) "Tax Year" means the full fiscal period for each levied or assessed Real Estate Tax.

         (iii) "Base Tax Year" means the later to occur of (i) the first Tax Year which falls entirely within the Lease Term and for which Real Estate Taxes are levied or assessed, or (ii) the first Tax Year of the Lease Term during which the Building is 100% fully assessed and 100% fully taxed as a 100% completed structure.

         (iv) "Base Real Estate Taxes" means Real Estate Taxes for the Base Tax Year, provided that if the Building is not at least 95% leased and occupied, the Base Real Estate Taxes shall mean a fair and reasonable estimate of the Real Estate Taxes that would have been incurred for the Base Year if the Building had been 95% leased and occupied during the Base Year.

         (iv) For the first Tax Year following the Base Tax Year, the Real Estate Tax Escalation shall be billed as a one-time charge at the close of the year and shall be paid by Tenant within thirty (30) days after receipt of the bill. Commencing with the second Tax Year following the Base Tax Year, and all subsequent Tax Years, no sooner than sixty (60) days prior to the earliest due date of the tax bill to the taxing authority, Tenant shall pay Landlord, on account, within thirty (30) days after receiving an invoice therefore, an amount not to exceed the Real Estate Taxes Escalation for the prior Tax year (the "Real Estate Taxes Escalation Paid on Account").

                  For all subsequent years of the Lease Term, at the close of each Tax Year, and after the applicable tax bills have been paid by Landlord, Landlord shall provide Tenant with an invoice for the Real Estate Taxes Escalation, including copies of the receipted Real Estate Tax bills. Tenant shall, within thirty (30) days of the Tenant's receipt of such invoice, pay Landlord the difference between the Real Estate Taxes Escalation Paid on Account and the final amount due as set forth in such invoice.

                  If for any Tax Year the Real Estate Taxes Escalation Paid on Account exceeds the Real Estate Taxes Escalation, the excess shall be: (i) applied to reduce the Operating Expenses Escalation due pursuant to this Lease;
(ii) treated as a prepayment of the next due installments of Base Rent, and/or Operating Expenses Escalation Paid on Account; or (iii) refunded to Tenant within sixty (60) days, at Tenant's option.

         (v) This Real Estate Taxes Escalation provision is intended to assure that Tenant pays Tenant's Prorata Share of ordinary increases in Real Estate Taxes due to ordinary jurisdiction-wide increases in tax rates and changes in the Premises, building(s) and common areas' assessments due to changes in local market values. It is understood and agreed that the Base Rent shall include all such Real Estate Taxes applicable to the Premises, building(s) and common areas at normal tax rates and assessment levels as of the Base Tax Year. Accordingly:

             (1) Tenant shall not be responsible for any increase in Real
         Estate Taxes which results solely from the creation of additional rentable area on the Land or in the building(s) or from improvements or alterations made by Landlord or other tenants.

                 Tenant shall pay the full amount of any increase in Real
         Estate Taxes which are solely due to improvements to the Premises made by Tenant which are considered to be above-standard. If Tenant seeks to dispute any increase in Real Estate Taxes on its improvements, the burden of proof with respect thereto shall fall solely upon Tenant and Landlord shall reasonably cooperate with Tenant and give the necessary authority to challenge any such assessment on Landlord's behalf, and Tenant shall bear the full cost and expense of any such challenge.

             (2) If (i) there is a tax abatement program or other reduction in effect at any time during the Lease Term which reduces Real Estate Taxes, or
         (ii) Real Estate Taxes are "phased in" during the Lease Term, Real Estate Taxes for the Base Tax Year shall be adjusted so that they are computed on the same basis as Real Estate Taxes for the Tax Year(s) during which the tax abatement or phase-in is in effect. If following the termination of this Lease, Landlord receives any Real Estate Tax refund(s) allocable to the Premises covering Tenant's tenancy under this Lease, then Landlord shall within sixty (60) days thereof pay to Tenant an equal amount of such refund(s).

                 For example, if Real Estate Taxes for the Base Tax Year are reduced by 50% as part of a tax abatement program and Real Estate Taxes are reduced by 25% for the next Tax Year (year 2) and are not reduced at all for the following Tax Year (year 3), for purposes of computing the increase for year 2, the Base Year Real Estate Taxes shall be recomputed as if there were a 25% abatement in effect, and for purposes of computing the increase for year 3, the Base Real Estate Taxes shall be computed as if there were no abatement in effect.

             (3) If Tenant desires, Tenant may bring appropriate proceedings in Landlord's name or Tenant's name or both for contesting any assessment for any Tax Year during the Lease Term. The net amount of taxes recovered as a result of such proceedings (e.g., the amount recovered after payment of all sums necessary to attain such recovery) shall be shared between Landlord and Tenant with Tenant receiving Tenant's Prorata Share thereof. Landlord shall cooperate with Tenant with respect to the proceedings so far as is reasonably necessary. Notwithstanding the above, Landlord may but is not obligated to, in its sole discretion, contest any tax assessment if Landlord so determines.

             (4) Any increase in Real Estate Taxes for the Premises, building(s) or common areas resulting from a refinancing or sale of the Premises, building(s) or common areas shall be added to the Base Real Estate Taxes.

             (5) Other adjustments shall be made to the Real Estate Taxes Escalation as necessary in order to preserve the intent of this Subsection.

(d)      Escalation General Provisions.

         (i) Landlord shall maintain accurate books and records for the Operating Expenses and Real Estate Taxes in accordance with generally accepted accounting principles consistently applied, and shall keep copies of the actual paid bills, canceled checks and copies of any applicable contracts for each year including the Base Year, for the duration of the Lease Term, as extended, and for three (3) years thereafter. Upon request and at Tenant's sole expense, Landlord shall provide Tenant with copies of such books and records. However, adjustments to Operating Expenses and Real Estate Taxes shall be made as provided in the Lease. The Operating Expenses and Real Estate Taxes, including such books and records, may be audited by Tenant or Tenant's authorized representative during normal business hours, upon reasonable prior notice to Landlord and at Tenant's sole expense. If Tenant challenges Landlord's computations of the Base Year's Operating Expenses, Real Estate Taxes, or the amount of the Operating Expenses Escalation or Real Estate Taxes Escalation, Tenant shall give Landlord written notice stating Tenant's objections. If Tenant's audit of the Operating Expenses or Real Estate Taxes for the Base Year or any subsequent year indicates that Tenant was overcharged for the Operating Expenses Escalation or Real Estate Taxes Escalation, Landlord shall promptly repay all such overpayments to Tenant and make any necessary adjustment to the Base Year. If Tenant's audit of the Operating Expenses, or Real Estate Taxes for the Base Year, or any subsequent year, indicates that Tenant was overcharged by an amount which is greater than five (5%) of the amount which should have been paid by Tenant, Landlord shall promptly reimburse Tenant for Tenant's audit fees and audit costs incurred.

                  (ii) The escalation payments for the last year of the Lease shall be based upon the number of actual months Tenant occupied the Premises during that year and shall be prorated accordingly.

                  (iii) If there is a change in ownership of the Premises, building(s) or common areas, Landlord agrees to make available complete copies of all records affecting Operating Expenses and Real Estate Taxes to the subsequent owner.

         (e) Tenant's Negligence. If damage to the Premises, building(s) or common areas, including Landlord supplied Tenant Improvements, is caused by the Tenant's, including Tenant's agents and employees', negligence or willful misconduct, Tenant shall be responsible for all repairs related thereto.

8.       ALTERATIONS.

         (a) Tenant will not make or suffer to be made any alterations, additions, fixtures or improvements (in excess of $1,000) to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written approval which shall not be unreasonably withheld. Any alterations, additions, fixtures or improvements (except the initial Tenant Improvements) to the Premises consented to by Landlord shall be made by Tenant at Tenant's sole cost and expense, and any contractor selected by Tenant to make the same shall be subject to Landlord's prior written approval. All alterations, additions, fixtures and improvements temporary in character, made in or upon the Premises by Tenant, shall remain the property of Tenant provided that such alterations, additions, fixtures and improvements can be and are removed at the end of the term or any extension hereof without damage to the Premises. However, to the extent that Tenant fails to remove the temporary alterations, additions, fixtures and improvements at the end of the term or any extension hereof, such property shall become Landlord's property and remain on the Premises without compensation to Tenant, unless Landlord requests that Tenant remove any such alterations, additions or improvements, excluding Tenant Improvements outlined in Article 2(c) herein.

         (b) Any alteration, addition, fixture or improvement shall, when completed, be of such a character as not to lessen the value of the Premises or such improvements as may be then located thereon. Any alteration, addition, fixture or improvement shall be made promptly and in a good workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and offices. The costs of any such alteration, addition, fixture or improvement, excluding Tenant Improvements outlined in Article 2(c) herein, shall be paid by Tenant, so that the Premises be free of liens for services performed, labor and material supplied or claimed to have been supplied. Before any alternation, addition, fixture or improvement shall be commenced, excluding Tenant Improvements outlined in Article 2(c) herein, Tenant shall pay the amount of any increase in premiums on insurance policies (provided for herein) on account of endorsements to be made thereon covering the risk during the course of such alteration, addition, fixture or improvement and the increase value of the Premises.

9.        PERSONAL PROPERTY.

         Tenant may place suitable trade signs or other personal property of Tenant not permanently affixed on the Premises. Such personal property must be removed at the end of the term and any extensions of this Lease or upon Tenant's failing to have possession of the Premises. Placement of signs on the exterior of the building and on any monument, including the type, size and lighting of the signs, must be approved in writing by Landlord prior to their installation, which approval shall not be unreasonably withheld. To the extent that governmental approval is necessary for signage, Landlord shall reasonably cooperate with Tenant in respect thereto at Tenant's sole expense.

10.      LIENS.

         Tenant shall keep the Premises and the Building free from any mechanics' and/or materialmen's liens or other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall notify Landlord in writing at least seventy-two (72) hours before any work or activity is to commence on the Premises which may give rise to such liens to allow Landlord to post and keep posted on the Premises any notices which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens.

11.      DESTRUCTION OR DAMAGE.

         (a) If the Premises is partially damaged by fire, earthquake, or other Act of God, Landlord shall repair the same at Landlord's expense, subject to the provisions of this Article and provided such repairs can, in Landlord's reasonable opinion, be made within 60 days. During such repairs, this Lease shall remain in full force and effect, except that if there shall be damage to the Premises and such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, an abatement of Rents shall be allowed Tenant for such portion of Premises and period of time as the Premises was unusable by Tenant.

         (b) If in Landlord's reasonable opinion the partially damaged Premises can be repaired, but not within 60 days, the Landlord may elect, upon written notice to Tenant within ten (10) days of such damages, to repair such damages over a longer time period and continue this Lease in full force and effect, but with Rents partially abated as provided in Article 11(a). In the event such repairs cannot be made within sixty (60) days, Tenant shall have the option to terminate this Lease, without any liability to Landlord, provided that notice is given to Landlord within ten (10) days of receipt of Landlord's notice stated in this paragraph.

         (c) If the partially damaged Premises is to be repaired under this Article, Landlord shall repair such damages to the Premises itself, and to the Tenant Improvements supplied by Landlord herein. Tenant shall be responsible for its equipment, furniture and fixtures, and Tenant Improvements made by Tenant located on the Premises.

         (d) If in Landlord's reasonable opinion, the Premises is totally or substantially destroyed by fire or other casualty, this Lease shall automatically terminate, unless otherwise mutually agreed in writing by the parties hereto.

         (e) If the partially or totalling damaged Premises was caused by a negligent act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

12.      SUBROGATION.

         Landlord and Tenant shall each, prior to Tenant's taking possession or immediately after the execution of this Lease, procure from each of the insurers under all policies of fire, theft, public liability, workmen's compensation and other insurance now or hereafter existing during the term and any extension hereof and purchased by either of them insuring or covering the Premises and/or Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have against the other.

13.      INDEMNIFICATION.

         (a) Tenant shall indemnify, defend, and hold Landlord harmless from any damage to any property or injury to or death of any person arising from the use of the Premises by Tenant, its agents, employees and invitees, except such as is caused solely by reason of the gross negligence or willful act of Landlord, its agents or employees. The foregoing indemnity obligation of Tenant shall include reasonable attorney's fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Article shall survive this Lease's termination with respect to any damage, injury or death occurring prior to such termination.

         (b) Landlord shall indemnify, defend, and hold Tenant harmless from any damage to any property or injury to or death of any person arising from the use of the Premises by Landlord, its agents, employees and invitees, except such as is caused solely by reason of the gross negligence or willful act of Tenant, its agents or employees. The foregoing indemnity obligation of Landlord shall include reasonable attorney's fees, investigation costs and all other reasonable costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made or may be made. The provisions of this Article shall survive this Lease's termination with respect to any damage, injury or death occurring prior to such termination.

14.      COMPLIANCE WITH LEGAL REQUIREMENTS

         (a) Tenant shall, at no cost or expense to Landlord, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect Tenant's obligations under the lease or its use and occupancy of the Premises, excluding requirements related to or affected by construction of the Premises and Tenant Improvements made by or for Tenant, and excluding any matter which is the responsibility of the Landlord pursuant to Article 14(b) herein.

         (b) Landlord shall, at no cost or expense to Tenant, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements, including but not limited to the Americans With Disabilities Act ("ADA"), now in force or which may hereafter be in force, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect Landlord's obligations under this Lease, or its ownership of the Premises, building(s) or common areas. Further, Landlord represents that to the best of Landlord's knowledge, information and belief, the Premises is substantially free from environmental contamination by hazardous substances, except as may be noted in the Phase I environmental report prepared by Wasatch Environmental, a copy of which shall be provided to Tenant upon request.

15.      INSURANCE.

         (a) Comprehensive General Liability. Tenant shall maintain a Comprehensive General Liability policy including all coverages normally provided by an "Extended Liability Endorsement." Such policies shall specifically name Landlord as an additional insured and shall include a cross-liability endorsement. Landlord may, at its discretion, request evidence of such insurance and products insurance.

         The minimum limits of liability acceptable are:

         (i)      $1,000,000 Combined Single Limit for
                  Bodily Injury and Property Damage,
                                 or
         (ii)     $1,000,000 Bodily Injury and
                  $1,000,000 Property Damage.

         (b) Premises Insurance. Landlord shall insure the Premises, including Landlord supplied Tenant Improvements as deemed necessary in Landlord's sole discretion. Tenant shall pay for such insurance as outlined in Article 7 herein.

         (c) Tenant's Additional Insurance. Tenant may, at its sole cost and expense, cause all equipment, machinery, furniture and fixtures, personal property, and Tenant Improvements supplied by Tenant from time to time used or intended to be used in connection with the operation and maintenance of the Premises, to be insured by Tenant against loss or damage by fire and other casualty. Landlord is in no way liable for any uninsured Tenant's property, except as caused by Landlord's negligence or willful misconduct.

16.      ASSIGNMENT AND SUBLETTING.

         In the event Tenant should desire to assign this Lease or sublet the Premises, Tenant shall give Landlord written notice of such desire at least forty-five (45) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this lease as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder, or (ii) to permit Tenant to assign or sublet such space, subject to prior written approval of the proposed assignee by Landlord, such consent not to be unreasonably withheld so long as the use of the Premises by the proposed assignee would be a permitted use and the proposed assignee is of sound financial condition as reasonably determined by Landlord. If Landlord should fail to notify Tenant in writing of such election within said fifteen (15) day period, Landlord shall have deemed to have consented to such assignment or sublease. Failure by Landlord to approve a proposed assignee shall not cause a termination of this Lease. Any rents or other consideration realized by Tenant under any such sublease and assignment in excess of the Rents hereunder, after amortization of the reasonable costs of extra tenant improvements for which Tenant has paid and reasonable subletting and assignment costs, shall be divided and paid ninety percent (90%) to Landlord and ten percent (10%) to Tenant. Upon assignment or subletting by Tenant, approved by Landlord, Tenant shall be relieved of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

         Notwithstanding the above, to the extent that Tenant has more than fifty (50%) percent direct common ownership with Tenant's proposed assignee or sublessee, Tenant shall be allowed to assign or sublease this Lease subject only, in the case of an assignment, to Tenant's proposed assignee executing, with Landlord, an assumption agreement agreeing to be fully bound to the terms and conditions of this Lease.

17.      RULES.

         Tenant shall faithfully observe and comply with all Rules and Regulations reasonably promulgated by Landlord, in writing and after reasonable notice, during the term or any extensions of this Lease. Landlord shall not be responsible to Tenant for the non-performance by other Building tenants, or adjacent buildings' tenants, of any of said Rules and Regulations.

However, in the event of such non-performance by other tenants, Landlord shall, upon Tenant's request, make reasonable efforts to require such other tenants to perform.

18.      ENTRY BY LANDLORD.

         Subject to United States Government security requirements if and as applicable, the Landlord may enter the Premises and/or Building at reasonable hours and upon 24 hours written notice to Tenant to (a) inspect the same, (b) show the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of Tenant's obligations hereunder, (d) post notices of non-responsibility or (e) make repairs required of Landlord under this Lease, repairs to adjoining space or utility service, or make repairs, alterations or improvements to the Building, provided that all such work shall be done as promptly as possible and with as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry, unless caused by the reckless or intentional acts of Landlord or its agents. Landlord shall at all times have and retain a key to unlock all doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant). In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises, without notice, for the limited purpose of abating, as possible, said emergency. Such emergency entrance shall not be deemed to be a forcible or unlawful entry or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises. Notwithstanding Landlord's entering the Premises without notice in the case of an emergency, Landlord shall contact Tenant's Designated Representative (as identified below) regarding such emergency entry as soon as possible following such emergency entry. Tenant's Designated Representative is Duane Thurber, who may be contacted at (801) 254-6879, or such other person as Tenant my designate hereafter in writing.

19.      EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Lease by Tenant: (a) if Tenant fails to pay Rents when and as the same becomes due and payable and such failure continues for more than ten (10) days, or (b) if Tenant fails to pay any other sum when and as the same becomes due and payable and such failure continues for more than ten (10) days; or (c) if Tenant fails to perform or observe any material term or condition of this Lease, such failure continues for more than thirty (30) days after written notice from Landlord, and Tenant does not within such period begin with due diligence and dispatch the curing of such default, or, having so began, thereafter fails or neglects to complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within 60 days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any percent or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within 60 days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) vacation or abandonment of the Premises for a continuous period in excess of fifteen (15) days, provided that Tenant is otherwise in default or (g) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

20.      TERMINATION UPON TENANT'S DEFAULT.

         If an Event of Default shall occur, Landlord at any time thereafter may give a written termination notice to Tenant, and on the date specified in such notice (which shall not be less than fifteen (15) days for all non-Rents related defaults or five (5) days for Rents related defaults after Notice under Article 36 herein) Tenant's right to possession shall terminate and this Lease shall terminate, unless on or before such date all Rents, arrearages and other sums due by Tenant under this Lease, including reasonable costs and attorneys' fees actually incurred by or on behalf of Landlord, shall have been paid by Tenant and all other Events of Default by Tenant shall have been fully cured to the reasonable satisfaction of Landlord. To the extent that Tenant needs confirmation from Landlord of Tenant's having cured any noticed Event of Default or needs an extension to cure such noticed Event of Default, it is incumbent on Tenant to request and receive from Landlord confirmation that a noticed Event of Default has been cured or that an extension to cure has been granted. Landlord is under no unsolicited duty to notify Tenant that an Event of Default has been cured, nor is Landlord under any duty to grant an extension to cure an Event of Default. Upon such termination, Landlord may recover from Tenant:

         (a) the worth at the time of award of the unpaid Rents which had been earned at the time of termination; plus

         (b) the worth at the time of award of the amount by which the unpaid Rents which would have been earned after termination until the time of award exceeds the amount of such Rents loss that Tenant proves could have been reasonably avoided; plus

         (c) the worth at the time of award of the amount by which the unpaid Rents for the balance of the term of this Lease after the time of award exceeds the amount of such Rents loss that Tenant proves could be reasonably avoided by Landlord through mitigation of its damages; and plus

         (d) any other amount necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, or by applicable law.

         The "worth at the time of award" of the amounts referred to in clauses
(a) and (b) above is computed by allowing interest at the rate of 10% per annum from the time amounts were due to the time of award. The "worth at the time of award" of the amount referred to in clause (c) above means the present value of the monthly sum of the unpaid Rents under this Lease. In determining the present value of such unpaid Rents, the parties agree that the discount rate shall be equal to the prime rate of interest as published in the Wall Street Journal as of the time of award. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time thereafter. However, nothing herein limits Landlord's duty to reasonably mitigate Landlord's damages.

21. TERMINATION UPON LANDLORD'S DEFAULT; TENANT'S RIGHT TO CURE LANDLORD'S DEFAULT.

         (a) Any default by Landlord of any of its obligations under this Lease that remain reasonably uncured, for more than thirty (30) days after having received written notice of default from Tenant shall entitle Tenant to elect to terminate this Lease, without any further liability for Landlord or Tenant.

         (b) Notwithstanding the above, upon Landlord failing to cure or reasonably object to a noticed default of its obligations under this Lease, Tenant may, but is under no obligation to, reasonably satisfy such noticed default. To the extent that Tenant invokes such self-help, Tenant may withhold from Rents such amount actually and reasonably paid to cure such uncured and unobjected to Landlord default, provided that Tenant provide to Landlord evidence of such actual and reasonable amounts paid. In no event is Tenant allowed attorneys' fees, costs or interest under this provision.

22.      CONTINUATION AFTER DEFAULT.

         Even though Tenant has defaulted this Lease and abandoned the Premises, this Lease shall continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover the Rents as they become due under this Lease, subject to Landlord reasonably mitigating any damages. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. If any fixture, equipment, improvement, installation or appurtenance shall be required to be removed from the Premises and/or Building by Tenant, then Landlord (in addition to all other rights and remedies) may, at its election by written notice to Tenant, deem that the same has been abandoned by Tenant to Landlord, or Landlord may remove and store the same and restore the Premises to its original condition at the expense of Tenant, as Additional Rent to be paid within ten (10) days after written notice to Tenant of such expense.

23.      LANDLORD'S RIGHT TO CURE DEFAULTS.

         All terms and provisions to be performed by Tenant under this Lease shall be at its sole cost and expense and without any abatement of Rents. If Tenant falls to pay any sum of money, other than Rents, required hereunder or fails to perform any other act required hereunder and such failure continues for thirty (30) days after notice by Landlord, Landlord may, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease. All sums paid by Landlord and all incidental costs shall be deemed Additional Rent hereunder and shall be payable within ten (10) days of written notice of such sums paid.

24.      OTHER RELIEF.

         The remedies provided for in this Lease are in addition to any other remedies available to Landlord or Tenant at law or in equity by statute or otherwise.

25.      ATTORNEYS' FEES.

         In the event either party places the enforcement of this Lease, or any part thereof, or the collection of any Rents, or recovery of the possession of the Premises, or files suit upon the same, then the prevailing party shall recover its reasonable attorneys' fees and costs.

26.      EMINENT DOMAIN.

         If all or any part of the Premises shall be taken or conveyed as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within 30 days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken or conveyed shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent awards or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, provided that Tenant shall be entitled to any and all compensation, damages, income, rent or awards paid for or on account of Tenant's moving expenses, trade fixtures, equipment and any leasehold improvements in the Premises, the cost of which was borne by Tenant, to the extent of the then unamortized value of such improvements for the remaining term of the Lease. In the event of a taking of the Premises which does not result in a termination of this Lease, the monthly rental herein shall be apportioned as of the date of such taking so that thereafter the rent to be paid by Tenant shall be in the ration that the area of the Premises not so taken bears to the total area of the Premises prior to such taking.

27.      SUBORDINATION & NONDISTURBANCE.

         This Lease, at Landlord's option and subject to Landlord's proposed form, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modification, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of the Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed or trust or ground lease, and shall be deemed prior to such mortgage deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof, Tenant agrees to execute any reasonable documents required (in the form substantially similar to the sample documents attached hereto as Exhibits C & D) to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, so long as Landlord is not in material default and such mortgagee, trustee or ground lessor agrees not to disturb Tenant's quiet enjoyment of the Premises.

28.      NO MERGER.

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

29.      SALE.

         In the event the original Landlord hereunder, or any successor owner of the Premises, building(s) or common areas, shall sell or convey the Premises, building(s) or common areas, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate and Tenant shall attorn to such new owner, provided such new owner expressly agrees to assume all such liabilities and obligations of such original Landlord, or such successor owner, from the date the Premises is sold or conveyed.

30.      ESTOPPEL CERTIFICATE.

         At any time and from time to time but on not less than ten (10) days prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed or trust of the Building or any part thereof. So long as the above representations are accurate, the failure of Tenant so to deliver such certificate within the time specified above shall be deemed to be a material breach of this Lease and shall entitle Landlord without notice to terminate this Lease.

31.      NO LIGHT, AIR OR VIEW EASEMENT.

         Any diminution or reduction of light, air or view by any structure erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

32.      HOLDING OVER.

         If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term or any extension period of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified, but at a monthly Base Rent equivalent to 110% of the Base Rent at the end of the term or extension period pursuant to Article 4, payable in advance on or before the 1st day of each month. All Additional Rent shall also apply. Each party shall give the other notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

33.      ABANDONMENT.

         If Tenant shall abandon or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

34.      SECURITY DEPOSIT.

         Tenant has deposited with Landlord upon execution of this Lease a security deposit equal to a month's full rental payment ("Security Deposit"). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. In the event Tenant fails to perform or observe any of the provisions of this Lease to be performed or observed by it, then, at the option of the Landlord, Landlord may (but shall not be obligated to do so) apply the Deposit, or so much thereof as may be necessary to remedy such default or to repair damages to the Premises caused by Tenant. In the event Landlord applies any portion of the Deposit to remedy any such default or to repair damages to the Premises caused by Tenant, Tenant shall pay to Landlord, within thirty (30) days after written demand for such payment by Landlord, all monies necessary to restore the Deposit up to the original amount. Any portions of the Deposit remaining upon termination of this Lease shall be returned within thirty (30) days.

35.      WAIVER.

         All waivers by Landlord must be in writing and signed by Landlord. The waiver by Landlord of any term or conditions herein shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may develop between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rents hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term or conditions of this Lease, other than the failure of Tenant to pay the particular Rents so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rents.

36.      NOTICES.

         All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at ADVANTA FINANCIAL CORP., ATTN: JOHN L. RICHARDS, PRESIDENT, 11850 ELECTION DR., DRAPER UT 84020, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at DRAPER BUSINESS PARK, L.C., ATTN: SCOTT WALDRON, 5200 SOUTH MAIN STREET, SALT LAKE CITY, UTAH, 84107 or to such other place as Landlord may from time to time designate in a notice to Tenant, or in the case of Tenant, delivered to Tenant at the Premises. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices hereunder the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupying the same, then service may be made by attaching same on the main entrance of the Premises.

37.      COMPLETE AGREEMENT.

         There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

38.      CORPORATE AUTHORITY.

         If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that (a) Tenant is a duly authorized and validly existing corporation, (b) Tenant has and is qualified to do business in Utah, (c) the corporation has full right and authority to enter into this Lease, and (d) each person executing this Lease on behalf of the corporation is authorized to do so.

39.      GUARANTEE OF LEASE.

         Tenant guarantees to occupy the Premises, subject to the terms and conditions of this Lease. Any failure to occupy the Premises does not release the Tenant from the obligation of paying Rents or any other terms set forth herein.

40.      MISCELLANEOUS.

         (a) The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

         (b) Time is of the essence on this Lease and each and all of its terms and conditions.

         (c) The terms and conditions herein shall apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

         (d) The captions of this Lease are solely to assist the parties and are not a part of the terms or conditions of this Lease.

         (e) This Lease shall be governed by and construed in accordance with the laws of the State of Utah, and is deemed to be executed within the State of Utah.

41.      SEVERABILITY.

         If any term of provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

42.      BROKERS.

         Tenant is represented by CB Commercial. Landlord is represented by Prime Commercial, Inc. Agreed-upon commissions shall be due and payable by Landlord 50% upon execution, and 50% upon Tenant taking possession.

         IN WITNESS WHEREOF, the parties have executed this Lease dated the day and year first above written.

TENANT,                                   LANDLORD,

ADVANTA FINANCIAL CORP.                   DRAPER PARK NORTH, L.C.


By: /s/ John L. Richards                      By: /s/ Scott M. Waldron
    --------------------------------          ----------------------------------
    John L. Richards, President               Scott M. Waldron, Manager

                                    EXHIBIT A

LOT 2, PROPOSED PLAT OF REYNOLDS INDUSTRIAL PARK:

Beginning at a point South 89 deg. 46'37" East along the section line 958.59 feet from the North quarter corner of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian; and running thence South 89 deg. 46' 37" East along the section line 203.93 feet; thence South 09 deg. 21'26" East 178.49 feet; thence South 89 deg., 46'37" East 407.75 feet to the true point of beginning; thence South 00 deg. 04'00" West 487.00 feet to the North right of way line of Election Road; thence South 89 deg. 46' 37" East along the North line of said Election Road 377.32 feet to a point of curvature; thence along the arc of a 41.00 foot radius curve to the left through a central angle of 97 deg. 18'23" a distance of 69.63 feet to a point of tangency; thence North 7 deg. 05'00" West along the West right of way line of said Election Road 444.39 feet; thence North 89 deg. 46' 37" West 362.80 feet to the point of beginning.

                               CONTINUING GUARANTY

         In consideration of, and as an inducement for the granting, execution and delivery of the foregoing Lease attached hereto and made a part hereof, dated SEPTEMBER 28, 1995 ("Lease"), by and between DRAPER PARK NORTH, L.C. ("Landlord") and ADVANTA FINANCIAL CORPORATION ("Tenant"), and other good and valuable consideration given by Landlord to the undersigned guarantor, ADVANTA CORP. ("Guarantor") hereby guarantees to Landlord (herein including its successors and assigns) the full and prompt payment of all Rents by the Tenant (herein including its successors and assigns); and the Guarantor (herein including its successors and assigns) hereby covenants and agrees to and with the Landlord that if Tenant shall be in default under the Lease, the Guarantor will forthwith pay such Rents to the Landlord, including, without limitation, all costs and reasonable attorneys' fees incurred by the Landlord as a result of Tenant's default and enforcement of this Guaranty.

         This Guaranty is an absolute and unconditional Guaranty of payment. It is enforceable against the Guarantor, upon ten (10) days written notice of Tenant's default, without the necessity of legal suit or proceedings whatsoever on Landlord's part against the Tenant, or acceptance of this Guaranty. Any other notice or demand to which the Guarantor might otherwise be entitled is hereby expressly waived. The Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by the Landlord against Tenant of any of Landlord's rights or remedies under the Lease.

         This Guaranty shall be a continuing Guaranty, and the liability of the Guarantor shall not be effected or impaired by reason of any assignment or extension of the Lease, or by reason of any modification, waiver or change in any terms and conditions of the Lease, or by reason of any dealings between Landlord and Tenant, whether or not notice is given to the Guarantor. Any written notice or contact with Guarantor shall be addressed to:

         Advanta Corp.
         Attn: General Counsel
         Five Horsham Business Center
         300 Welsh Road
         Horsham, PA 19044-2209

         Notwithstanding the preceding paragraphs, at the expiration of the Lease and any extensions or holdovers, and providing that Tenant is in full compliance with all obligations under the Lease, Guarantor's obligations under this Guaranty shall automatically terminate.

         DATED: March 12, 1996

GUARANTOR: ADVANTA CORP.


/s/ John J. Crowe, Jr.
------------------------
Vice President

STATE OF PA            )                                NOTARIAL SEAL
                       )                        BETTY VAN SANT, NOTARY PUBLIC
                       :ss                     HORSHAM TWP., MONTGOMERY COUNTY
                       )                     MY COMMISSION EXPIRES FEB. 22, 1999
COUNTY OF  MONTGOMERY  )


         On this 14 day of March, 1996 before me a Notary Public, personally appeared John J. Crowe, Jr., who represented to me to be the _________________ of Advanta Corp., a _______________, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she had the capacity and was duly authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunder set my hand and official seal on the day first above written.


                             /s/ BETTY VAN SANT
                             -------------------------------
                             NOTARY PUBLIC

                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE ("AMENDMENT") dated this 31st DAY OF JANUARY, 1996, is entered into by and between DRAPER BUSINESS PARK, L.C., a Utah Limited Liability Company ("Landlord"), and ADVANTA FINANCIAL CORP., a Utah corporation ("Tenant").

                               W I T N E S S E T H

      WHEREAS, Landlord and Tenant entered into a Lease dated September 28th, 1995, ("Lease") which is incorporated herein by reference; and

      WHEREAS, the parties hereto desire to amend certain terms and conditions of the Lease as specifically indicated in this Amendment. However, unless specifically amended herein, all terms and conditions of the Lease remain in full force and effect;

      NOW THEREFORE, in consideration of the mutual promises, representations and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

      1. The recitals contained herein are hereby incorporated by reference.

      2. Article 2(a). Initial Term is replaced in its entirety by the following:

      (a) Initial Term. The Lease term shall be five (5) years and shall commence APRIL 15, 1996 ("Commencement Date"). In order to allow Tenant's possession by the Commencement Date, the Premises shall be ready by APRIL 1, 1996, for systems and furniture installation by Tenant. In the event that the Premises is not ready for systems and furniture installation by APRIL 1, 1996, Landlord shall provide one (1) day of free Base Rent for each day the Premises are not ready, provided that Landlord, its agents or employees, is solely or substantially the cause of such delay. However, if Landlord fails to deliver possession within thirty (30) days of the Commencement Date, Tenant shall have the right to terminate this Lease without any further liability to Landlord or Tenant, in which event Landlord shall refund to Tenant within sixty (60) days any advanced Rents and Security Deposit paid by Tenant.

      IN WITNESS WHEREOF, the parties have executed this Lease dated the day and year first above written.

TENANT,                                         LANDLORD,

ADVANTA FINANCIAL CORP.                         DRAPER PARK NORTH, L.C.


By: /s/ John L. Richards                        By: /s/ Scott M. Waldron
   ---------------------------                      -------------------------
John L. Richards, President                     Scott M. Waldron, Manager

                            SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE ("2nd AMENDMENT") dated this 20th DAY OF MAY, 1996, is entered into by and between DRAPER PARK NORTH, L.C., a Utah Limited Liability Company ("Landlord"), and ADVANTA FINANCIAL CORP., a Utah corporation ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant entered into a Lease dated September 28, 1995, ("Lease") which is incorporated herein by reference;

      WHEREAS, Landlord and Tenant entered into a First Amendment to Lease dated January 31, 1996 ("1st Amendment") which is incorporated herein by reference; and

      WHEREAS, the parties hereto desire to amend certain terms and conditions of the Lease as specifically indicated in this 2nd Amendment. However, unless specifically amended herein, all terms and conditions of the Lease and 1st Amendment remain in full force and effect;

      NOW THEREFORE, in consideration of the mutual promises, representations and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

      1. The recitals contained herein are hereby incorporated by reference.

      2. Article 1(a) and 1(b) shall be replaced in its entirety by the following:

      (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the terms and conditions herein, to each and all of which Landlord and Tenant hereby mutually agree, those certain Occupied and Unoccupied premises (collectively "Premises", unless otherwise specifically noted), as identified on Exhibit A attached hereto, which includes 35,822 RENTABLE SQUARE FEET OF OCCUPIED PREMISES (34,090 Useable; approx, 5.08% load factor), as determined by final space plan. The location of the Premises is commonly known as: 11850 Election Dr., Draper, UT 84020.

      (b) Tenant shall also have the right herein to lease AN ADDITIONAL 14,803 RENTABLE SQUARE FEET OF "UNOCCUPIED PREMISES" (14,088 Useable; 5.08 % load factor), as more specifically outlined in Article 4(a)(ii) herein. Finally, Tenant shall have a "Right of First Refusal" to further add to the Premises and Unoccupied Premises identified in this Lease, provided that such Right of First Refusal applies only to vacant and unrented space in the same building as the Premises and further provided that Tenant execute within five (5) business days, of written notice from Landlord, a lease for additional space containing the same terms and conditions which have been agreed to by the prospective tenant other than Tenant (Advanta).

      3. Article 2(a). Initial Term is replaced in its entirety by the following:

      (a) Initial Term. The Lease term shall be five (5) years and shall commence MAY 1, 1996 ("Commencement Date"). However, if Landlord fails to deliver possession within thirty (30) days of the Commencement Date, Tenant shall have the right to terminate this Lease without any further liability to Landlord or Tenant, in which event Landlord shall refund to Tenant within sixty
(60) days any advanced Rents and Security Deposit paid by Tenant.

      4. Article 4(a)(i) and (ii) shall be replace in its entirety by the following:

            (i) BASE RENT FOR OCCUPIED PREMISES. Base Rent for Occupied Premises shall be $ 2,606,050.50, ($14.55 PER SQ. FT. X 35,822 RENTABLE SQ. FT. X 5
      YRS.), payable as follows: $43,434.18 PER MONTH payable in advance each month on or before the 1ST day of each month during the duration of the Lease, with the first such monthly rental payments being due upon the execution of the Lease. Base Rent for Occupied Premises includes $3.30 per sq. ft. for operating Expenses as more specifically defined in Article 7 herein.

            (ii) BASE RENT FOR UNOCCUPIED PREMISES. Further, in order to accommodate Tenant's potential need for additional space, Tenant shall have the option to rent an additional 14,803 Rentable sq. ft. upon payment of the Base Rent for Unoccupied Premises. Base Rent for Unoccupied Premises shall be $ 546,230.70 ($7.38 PER SQ. FT. X 14,803 UNOCCUPIED SQ. FT. X 5 YRS.), payable as follows: $ 9,103.85 PER MONTH payable in advance each month on or before the 1ST day of each month during the duration of the Lease, with the FIRST month rental payment being due upon execution of the Lease, subject to the following:

                  1. Tenant shall receive a discount of fifty (50%) percent of the Base Rent for Unoccupied Premises only for months 2-5 of the Lease.

                  2. Base Rent for Unoccupied Premises includes $1.86 per sq.
            ft. for Operating Expenses as more specifically defined in Article 7 herein, which amount includes a mutually-agreed reduction to Tenant for anticipated Operating Expenses not applicable to such Unoccupied Premises.

                  3. Tenant may terminate its option rights for additional
            Premises herein by providing 120 days written notice to Landlord, following which Tenant's obligation to pay further Base Rent of Unoccupied Premises shall cease herein.

                  4. Upon exercising Tenant's option herein, Tenant may possess the Unoccupied Premises pursuant to the same terms and conditions of the Lease (i.e.; Tenant Improvements, Moving Allowance, Base Rent for Occupied Premises, 6 non-reserved parking stalls per 1,000 rentable sq. ft. of Occupied Premises, etc.) in proportion to the balance of time remaining on the initial term of the Lease.

      IN WITNESS WHEREOF, the parties have executed this Lease date the day and year first above written.

TENANT,                                         LANDLORD,

ADVANTA FINANCIAL CORP.                         DRAPER PARK NORTH, L.C.


By: /s/ John L. Richards                        By: /s/ Scott M. Waldron
   ---------------------------                      -------------------------
John L. Richards, President                     Scott M. Waldron, Manager

                       THIRD AMENDMENT TO COMMERCIAL LEASE
                  [CarrAmerica Realty, L.P,/Advanta Bank Corp.]

THIS THIRD AMENDMENT (this "Third Amendment") is entered into as of the 27 day of October 2000, between CARRAMERICA REALTY, L.P., a Delaware limited partnership ("Landlord"), whose address is 1850 K Street, N.W., Suite 500, Washington, D.C. 20006, and ADVANTA BANK CORP., a Utah corporation, formerly known as Advanta Financial Corp. ("Tenant"), whose address is 11850 South Election Road, Draper, UT 84020.

FOR THE SUM OF TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

      1. Definitions. As used in this Third Amendment, each of the following terms shall have the indicated meaning:

            1.1. "Adjustment Date" means May 1, 2001, and, if the Lease is renewed by Tenant for the second period of two (2) additional years pursuant to
Section 2(b) of the Lease, May 1, 2003, and if the Lease is renewed for the third period of two (2) additional years pursuant to Section 2(b) of the Lease May 1, 2005.

            1.2. "Base Rent," means (a) with respect to the Occupied Premises (as defined in the Lease), $43,434. 1 8 per calendar month; and (b) with respect to the Unoccupied Premises (as defined in the Lease), $9,103.85 per calendar month.

            1.3. "Consumer Price Index" means "Consumer Price Index--U.S. City Average For All Items For All Urban Consumers "(1982-84= 100)" (the "CPI-U") published monthly in the "Monthly Labor Review" or other publication by the Bureau of Labor Statistics, United States Department of Labor (the "Labor Bureau"); provided, however, that:

                  1.3.1. if the CPI-U is discontinued, "Consumer Price Index" shall mean "Consumer Price Index--U.S. City Average For All Items For Urban Wage Earners and Clerical Workers (1982-84= 100)" (the "CPI-W") published monthly in the "Monthly Labor Review" or other publication by the Labor Bureau;

                  1.3.2. if the CPI-W is discontinued, "Consumer Price Index" shall refer to comparable statistics on the purchasing power of the consumer dollar published by the Labor Bureau or by another agency of the United States reasonably selected by Landlord;

                  1.3.3. if the Labor Bureau or another agency of the United States no longer publishes comparable statistics on the purchasing power of the consumer dollar, "Consumer Price Index" shall refer to comparable statistics published by a responsible financial periodical or recognized authority reasonably selected by Landlord, and adjustments shall be made in the computation set forth in Paragraph 4, as the circumstances may require in order to carry out the intent of such Paragraph; and

                  1.3.4. if the base year "(1982-84=100)" or other base year used in computing the CPI-U or the CPI-W is changed, the figures used in making the adjustments in Paragraph 4 shall be changed accordingly so that all increases in the CPI-U and CPI-W are taken into account no standing any such change in the base year.

            1.4. "Lease" means the Commercial Lease, dated September 28, 1995, as amended by the First Amendment to Lease, dated January 31, 1996 and the Second Amendment to Lease, dated May 20, 1996, all entered into between Draper Park North, L.C., a Utah limited liability company, the predecessor in interest to Landlord, as landlord, and Tenant, as tenant.

            2. Purpose. Tenant has exercised its right to renew the Lease for one (1) additional period of two (2) years pursuant to Section 2(b) of the Lease. Tenant still has the right to renew the Lease for two (2) additional periods of two (2) years each. Landlord and Tenant desire to enter into this Third Amendment to memorialize such renewal.

            3. Term. Unless renewed for two (2) additional years pursuant to
Section 2(b) of the Lease, the Lease term shall expire on April 30, 2003.

            4. Base Rent. The Base Rent payable during that portion of the Lease term on and after May 1, 2001 shall be determined in accordance with this Paragraph 4. The Base Rent shall be increased as of each Adjustment Date to the product obtained by multiplying the Base Rent by a fraction, the numerator of which is the Consumer Price Index for the third month preceding the Adjustment Date concerned (February, 2001, February, 2003 or February, 2005, as the case may be), and the denominator of which is the Consumer Price Index for the third month preceding the Commencement Date (February, 1996). The amount of such increase shall be determined by Landlord as soon as reasonably practicable after the Consumer Price Index for the third month preceding each such Adjustment Date becomes available. Tenant shall pay such increased Base Rent until the later of the next Adjustment Date or the date on which Landlord provides to Tenant the amount of the next increase in the Base Rent. Landlord may invoice Tenant retroactively for the increased portion of the Base Rent due for the period between any such Adjustment Date and the date of such invoice. The delay or failure of Landlord to compute or to bill Tenant for any adjustment to be made pursuant to this Paragraph 4 up to six (6) months after the availability of the applicable index shall not impair the continuing obligation of Tenant to pay the increased portion of the Base Rent resulting from such adjustment. In no event shall the Base Rent be decreased as a result of this Paragraph 4.

            5. General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Third Amendment, the provisions of this Third Amendment shall control. As modified by this Third Amendment, the Lease and all of Tenant's rights and obligations under the Lease are ratified and affirmed in their entirety, including Tenant's ongoing right to terminate its option rights for additional Premises upon one hundred twenty
(120) days written notice to Landlord pursuant to Section 4 of the Second Amendment to Lease. This Third Amendment shall inure to the benefit of, and be binding on, Landlord and Tenant and their respective successors and assigns. This Third Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the State of Utah. This Third Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each individual executing this Third Amendment represents and warrants that such individual has been duly authorized to execute and deliver this Third Amendment in the capacity and for the entity set forth where such individual signs.

            6.0 -- Notices.

Section 36 of the Lease shall be amended so that all notices to Tenant, including service of process, shall be directed to Attn: Mark Hales, President, at the Premises, and copies of all such notices must simultaneously be sent to:

Advanta Corp.                           and   Advanta Corp.
800 Ridgeview Drive                           Welsh and McKean Roads
Horsham, PA 19044                             P.O. Box 844
Attn: Director of Real Estate                 Spring House, PA 19477-0844
                                              Attn: General Counsel

and so that all notices to Landlord shall include notices to:

CarrAmerica Realty Corp.                and   CarrAmerica Realty Corp.
7600 E. Orchard Road, Suite 360N              4179 S. Riverboat Road, Suite 106
Greenwood Village, CO 80111                   Salt Lake City, UT 84123
Attn: Market Officer                          Attn: Director of Operations

Further, copies of any notices to Guarantor must also be sent to the Tenant addresses listed above.

            6.1 -- Assignment and Subletting.

The second paragraph of Section 16 of the Lease shall be deleted in its entirety and the following substituted therefor:

Notwithstanding the foregoing to the contrary, provided that Tenant is not in default under this Lease beyond any applicable cure period, Tenant may, after at least ten (10) days' prior written notice to Landlord, but without Landlord's consent, assign this Lease or sublease all or a portion of the Premises to any entity which (i) controls, is controlled by, or is under common control with, Tenant, where "control" is the ownership of more than fifty percent (50%) of the outstanding voting interests in the entity concerned; (ii) is a successor entity (whether by merger, acquisition, reorganization or otherwise); or (iii) purchases a controlling interest in Tenant or all or substantially all of Tenant' s assets; provided that the assignee or sublessee entity in clauses (ii) and (iii) has a net worth equal to or greater than Tenant's net worth as of the date of the assignment. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any such assignment or subleasing. The provisions in the first paragraph of this Section 16 regarding Landlord's termination rights and Landlord's right to collect excess Rents or other consideration shall expressly not apply to any of the transactions permitted under this second paragraph, provided that such transaction is not accomplished for the primary purpose of avoiding such provisions.

            6.2 -- Entry by Landlord.

Section 18 of the Lease shall be amended by changing the Tenant's Designated Representative in the final sentence to Ken Durbin office telephone 801-523-2994, cellular telephone number 801-556-5467, and by adding to the end thereof the following:

Notwithstanding anything to the contrary contained in this Lease, Landlord acknowledges that Tenant, in the ordinary course of its business, collects and maintains confidential financial information ("Records") pertaining to its customers. Landlord agrees that in the exercise of any of its rights hereunder, Landlord will not inspect, review or otherwise access any of those Records, and will at all times maintain the confidentiality and privacy thereof. Landlord will not interfere with Tenant's removal of Records from the Premises.

6.3 -- Lender Approval. Landlord represents and warrants that it shall submit this Third Amendment to its lender(s) for approval immediately upon its mutual execution or that no such approvals are required for the Amendment to be effective against all current lenders or other holders of prior interests in the Premises, the Building or the land on which they are located. Landlord shall cause its lender(s) to issue written approval or rejection within ten (10) business days after the date of mutual execution hereof.

LANDLORD AND TENANT have executed this Third Amendment on the respective dates set forth below, to be effective as of the date first set forth above.


                                        LANDLORD:

                                        CARRAMERICA REALTY, L.P.,
                                        by its general partner:

                                        CARRAMERICA REALTY GP HOLDINGS, INC.
                                        a Delaware Corporation

                                        By /s/ William P. Krokowski
                                           ------------------------------------
                                               William P. Krokowski
                                        Its Managing Director
                                            -----------------------------------
                                        Date 11/14/00
                                             ----------------------------------


                                        TENANT:

                                        ADVANTA BANK CORP.

                                        By /s/ M. B. Hal
                                           ------------------------------------
                                        Its President
                                            -----------------------------------
                                        Date 10/30/00
                                             ----------------------------------

                      CONSENT AND CONFIRMATION OF GUARANTOR

            THE UNDERSIGNED, ADVANTA CORPORATION, a Delaware corporation, the guarantor of the Lease identified in the foregoing Third Amendment to Commercial Lease, (i) consents to such amendment, (ii) agrees that the undersigned's guaranty of the Lease is in full force and effect and will continue to apply to the Lease, as amended by the foregoing amendment, or as otherwise amended on or after the date of this instrument, and (iii) agrees that the undersigned has no defenses to the enforcement of such guaranty, which is and shall continue to be enforceable in accordance with its terms.

            DATED: Oct. 27, 2000

                                                ADVANTA CORPORATION


                                                By /s/ Marcia M. Wilf
                                                   ------------------------
                                                Its V.P. Corporate Admin.
                                                    -----------------------
                                                Date 10/27/00
                                                     ----------------------

                      FOURTH AMENDMENT TO COMMERCIAL LEASE
                  [CarrAmerica Realty, L.P./Advanta Bank Corp.]

      THIS FOURTH AMENDMENT (this "Fourth Amendment") is entered into as of the 3rd day of May, 2001, between CARRAMERICA REALTY, L.P., a Delaware limited partnership ("Landlord"), whose address is 1850 K Street, N.W., Suite 500, Washington, D.C. 20006, and ADVANTA BANK CORP., a Utah corporation, formerly known as Advanta Financial Corp. ("Tenant"), whose address is 11850 South Election Road, Draper, Utah 84020.

      FOR THE SUM OF TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

      1. Definition--Lease. As used in this Fourth Amendment, "Lease" means the Commercial Lease, dated September 28, 1995, as amended by the First Amendment to Lease, dated February 13, 1996, the Second Amendment to Lease, dated May 20, 1996, and the Third Amendment to Commercial Lease (the "Third Amendment"), dated October 27, 2000, all entered into between Landlord or its predecessor in interest, Draper Park North, L.C., a Utah limited liability company, as landlord, and Tenant, as tenant. Any capitalized term that is used but not defined in this Fourth Amendment shall have the meaning set forth in the Lease.

      2. Purpose. Pursuant to Paragraph 4 of the Third Amendment, the Base Rent is to be increased as of May 1, 2001. Pursuant to Paragraph 7 of the Lease, Tenant is to pay for an Operating Expenses Escalation, effective as of January 1, 2001. The purpose of this Fourth Amendment is to memorialize such increase and escalation.

      3. Base Rent Increase; Operating Expenses Escalation.

            (a) Commencing on May 1, 2001, the Base Rent shall be the total aggregate amount of $59,626.76 per month, comprised of $49,294.57 per month for the Occupied Premises and $10,332.19 per month for the Unoccupied Premises. Such amount is calculated by multiplying the existing Base Rent ($43,434.18 per month for the Occupied Premises and $9,103.85 per month for the Unoccupied Premises) times a fraction, the numerator of which is the Consumer Price Index for February, 2001 (175.8), and the denominator of which is the Consumer Price Index for February, 1996 (154.9).

            (b) The Cap permits Landlord to recover in calendar year 2001 an Operating Expenses Escalation of only (i) $.715 per Rentable square foot for the Occupied Premises, which is equal to a total of $25,612.68 or $2,134.39 per month, and (ii) $4.03 per Rentable square foot for the Unoccupied Premises, which is equal to a total of $5,965.56 or $497.13 per month, for a total aggregate amount of $31,578.24 or $2,631.52 per month. Inasmuch as the estimated aggregate Operating Expenses Escalation for calendar year 2001 is in excess of the Cap amount, the monthly amount payable by Tenant during calendar year 2001 shall be the Cap amount or $2,631.52.

            (c) Therefore, commencing on May 1, 2001, the total aggregate monthly payment for Base Rent and Operating Expenses Escalation during calendar year 2001 shall be $62,258.28 per month.

      4. General Provisions. In the event of any conflict between the provisions of the Lease the provisions of this Fourth Amendment, the provisions of this Fourth Amendment shall control. As modified by this Fourth Amendment, the Lease and all of Tenant's obligations under the Lease are ratified and affirmed in their entirety. This Fourth Amendment shall inure to the benefit of, and be binding on, Landlord and Tenant and their respective successors and assigns. This Fourth Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the State of Utah. This Fourth Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each individual executing this Fourth Amendment represents and warrants that such individual has been duly authorized to execute and deliver this Fourth Amendment in the capacity and for the entity set forth where such individual signs.

      LANDLORD AND TENANT have executed this Fourth Amendment on the respective dates set forth below, to be effective as of the date first set forth above.

                                        LANDLORD:

                                        CARRAMERICA REALTY, L.P.,
                                        by its general partner:

                                        CARRAMERICA REALTY GP HOLDINGS, INC.
                                        a Delaware Corporation

                                        By /s/ William P. Krokowski
                                           ------------------------------------
                                               William P. Krokowski
                                        Its Managing Director
                                            -----------------------------------
                                        Date 5/4/01
                                             ----------------------------------


                                        TENANT:

                                        ADVANTA BANK CORP.

                                        By /s/ William A. Rosoff
                                           ------------------------------------
                                        Its Vice Chairman  William A. Rosoff
                                            -----------------------------------
                                        Date 4/26/01
                                             ----------------------------------

                     CONSENT AND CONFIRMATION OF GUARANTOR

      THE UNDERSIGNED, ADVANTA CORPORATION, a Delaware corporation, the guarantor [ILLEGIBLE] the Lease identified in the foregoing Fourth Amendment to Commercial Lease, (i) consents to such amendment, (ii) agrees that the undersigned's guaranty of the Lease is in full force and effect and will continue to apply to the Lease, as amended by the foregoing amendment, or as otherwise amended on or after the date of this instrument, and (iii) agrees that the undersigned has no defenses to the enforcement of such guaranty, which is and all continue to be enforceable in accordance with its terms.

DATED: 4/26/200l

                                        ADVANTA CORPORATION

                                        ADVANTA BANK CORP.

                                        By /s/ [ILLEGIBLE]
                                           ------------------------------------
                                        Its Sr. Vice President
                                            -----------------------------------
                                        Date 4-26-01
                                             ----------------------------------

                       FIFTH AMENDMENT TO COMMERCIAL LEASE
                  [CarrAmerica Realty, L.P./Advanta Bank Corp.]

      THIS FIFTH AMENDMENT (this "Fifth Amendment") is entered into as of the 28th day of February, 2002, between CARRAMERICA REALTY, L.P., a Delaware limited partnership ("Landlord"), whose address is 1850 K Street, N.W., Suite 500, Washington, D.C. 20006, and ADVANTA BANK CORP., a Utah corporation, formerly known as Advanta Financial Corp. ("Tenant"), whose address is 11850 South Election Road, Draper, Utah 84020.

      FOR THE SUM OF TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

      1. Definitions. As used in this Fifth Amendment, each of the following terms shall have the indicated meaning, and any capitalized term that is used but not defined in this Fifth Amendment shall have the meaning set forth in the Lease (as defined below in this Paragraph 1):

            1.1. "Expansion Date" means the date on which Tenant occupies all or any portion of the Unoccupied Premises, which is anticipated to occur on or about May 1, 2002.

            1.2. "Lease" means the Commercial Lease, dated September 28, 1995, as previously amended by the First Amendment to Lease, dated February 13, 1996, the Second Amendment to Lease, dated May 20, 1996, the Third Amendment to Commercial Lease, dated October 27, 2000, and the Fourth Amendment to Lease, dated May 3, 2001, all entered into between Landlord or its predecessor in interest, Draper Park North, L.C., a Utah limited liability company, as landlord, and Tenant, as tenant.

      2. Purpose. Tenant has exercised its rights to do the following:

            2.1. renew the Lease for one (1) additional period of two (2) years pursuant to Section 2(b) of the Lease (leaving the right to renew the Lease for one (1) final additional period of two (2) years); and

            2.2. possess and occupy the Unoccupied Premises pursuant to Section(a)(ii) of the Lease.

Landlord and Tenant desire to enter into this Fifth Amendment to memorialize the exercise of such rights.

      3. Term. Unless renewed for two (2) additional years pursuant to Section 2(b) of the Lease, the Lease term shall expire on April 30, 2005.

      4. Premises; Initial Improvement. Commencing on the Expansion Date, the Premises shall include (as part of the Premises, without differentiation), and all references hereafter in this

Fifth Amendment to the "Premises" shall include, the additional space heretofore described in the Lease as the Unoccupied Premises, and shall consist of a total of 50,625 rentable square feet. Such additional space may be improved by Tenant, at its sole cost and expense, in accordance with and subject to Section 8 of the Lease.

      5. Base Rent; Operating Expenses Escalation.

            5.1. Base Rent. Pursuant to Section 4 of the Lease, commencing on the Expansion Date and continuing until the next Adjustment Date (May 1, 2003), the Base Rent for the Premises shall be the total aggregate amount of $69,664.94 per month. This amount was calculated by multiplying the initial Base Rent ($14.55 per rentable square foot) times 50,625 rentable square feet times a fraction, the numerator of which is the Consumer Price Index for February, 2001 (175.8), and the denominator of which is the Consumer Price Index for February, 1996 (154.9), and dividing the product by 12, as follows:

                  $14.55 x 50,625 x 175.8/154.9/12 = $69,664.94

            5.2. Operating Expenses Escalation. Pursuant to Section 7(b)(iv) of the Lease, the Cap permits Landlord to recover in calendar year 2002 an Operating Expenses Escalation of only $.88 per rentable square foot, which is equal to a total of $44,550.00 or $3,712.50 per month, calculated by multiplying $.88 times 50,625 rentable square feet, and dividing the product by 12, as follows:

                          $.88 x 50,625/12 = $3,712.50

Inasmuch as the estimated Operating Expenses Escalation, without reference to the Cap, for calendar year 2002 is equal to a total of $3,712.50 per month, the monthly amount payable by Tenant during calendar year 2002, commencing on the Expansion Date, shall be the Cap amount or $3,712.50 per month. (Tenant shall be separately invoiced by Landlord for the Operating Expenses Escalation deficit (the difference between what was actually paid by Tenant and what was actually due) for the period from January 1, 2002 up to the Expansion Date.)

            5.3. Aggregate Monthly Payment. Based on Paragraphs 5.1 and 5.2 of this Fifth Amendment, commencing on the Expansion Date, the total aggregate monthly payment for Base Rent and Operating Expenses Escalation during calendar year 2002 shall be $73,377.44 per month.

      6. Parking Stalls Pursuant to Section 1(d) of the Lease, commencing on the Expansion Date, Landlord shall provide Tenant with 293 non-reserved parking stalls and 11 reserved parking stalls in the parking lots adjacent to the Premises.

      7. General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Fifth Amendment, the provisions of this Fifth Amendment shall control. As modified by this Fifth Amendment, the Lease and all of Tenant's obligations under the Lease are ratified and affirmed in their entirety. This Fifth Amendment shall inure to the benefit of, and be binding on, Landlord and Tenant and their respective successors and assigns. This Fifth Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the State of Utah. This Fifth Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each individual executing this Fifth Amendment represents and warrants that such individual has been duly authorized to execute and deliver this Fifth Amendment in the capacity and for the entity set forth where such individual signs.

      LANDLORD AND TENANT have executed this Fifth Amendment on the respective dates set forth below, to be effective as of the date first set forth above.

                                        LANDLORD:

                                        CARRAMERICA REALTY, L.P.,
                                        by its general partner:

                                        CARRAMERICA REALTY GP HOLDINGS, INC.
                                        a Delaware Corporation

                                        By /s/ William P. Krokowski
                                           ------------------------------------
                                               William P. Krokowski
                                        Its Managing Director
                                            -----------------------------------
                                        Date 3/12/02
                                             ----------------------------------


                                        TENANT:

                                        ADVANTA BANK CORP.

                                        By /s/ Kirk S. [ILLEGIBLE]
                                           ------------------------------------
                                        Its V.P. Finance/Treasurer
                                            -----------------------------------
                                        Date 3/6/02
                                             ----------------------------------

                      CONSENT AND CONFIRMATION OF GUARANTOR


THE UNDERSIGNED, ADVANTA CORP., /s/ MMW a Delaware corporation, the guarantor of the Lease identified in the foregoing Fifth Amendment to Commercial Lease, (i) consents to such amendment, (ii) agrees that the undersigned's guaranty of the Lease is in full force and effect and will continue to apply to the Lease, as amended by the foregoing amendment, or as otherwise amended on or after the date of this instrument, and (iii) agrees that the undersigned has no defenses to the enforcement of such guaranty, which is and shall continue to be enforceable in accordance with its terms.

DATED: March 4, 2002

                                  ADVANTA CORP. /s/ MMW


                                  By /s/ Marcia M. Wilf
                                     ------------------------------------------
                                  Its Vice President, Corporate Administration
                                      -----------------------------------------
                                  Date March 4, 2002
                                       ----------------------------------------